                                                                   Exhibit h(vi)

                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT
                   ------------------------------------------


                                      Among


                         CIGNA VARIABLE PRODUCTS GROUP,
                         ------------------------------

                         CIGNA FINANCIAL SERVICES, INC.
                         ------------------------------


                                       and


                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                   ------------------------------------------


            AMENDMENT NO. 1 TO THE PARTICIPATION AGREEMENT, made as of December 1, 1998 by and among CONNECTICUT GENERAL LIFE INSURANCE COMPANY (the "Company"), a Connecticut corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and CIGNA VARIABLE PRODUCTS GROUP, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund") and CIGNA Financial Services, Inc. (the "Underwriter"), a Connecticut corporation.

                                   WITNESSETH:

            WHEREAS, the Company, the Fund and the Underwriter entered into a participation agreement dated as of December 1, 1997 (the "Agreement"); and

            WHEREAS, the Company, the Fund and the Underwriter desire to amend the Agreement by adding Connecticut General Life Insurance Company Private Placement Variable Universal Life Separate Account PG to those Accounts set forth on Schedule A to the Agreement;

            NOW, THEREFORE, the Company, the Fund and the Underwriter amend the Agreement by deleting Schedule A and replacing it with Schedule A attached hereto.



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



        IN WITNESS WHEREOF each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.



        CONNECTICUT GENERAL LIFE INSURANCE COMPANY

               /s/ Jeffrey S. Winer
        By:________________________________________

               Jeffrey S. Winer
        Name:______________________________________

               Vice President and Secretary
        Title:_____________________________________



        CIGNA VARIABLE PRODUCTS GROUP

               /s/ Jeffrey S. Winer
        By:________________________________________

               Jeffrey S. Winer
        Name:______________________________________

               Vice President and Secretary
        Title:_____________________________________



        CIGNA FINANCIAL SERVICES, INC.

               /s/ Willard S. Bashan
        By:________________________________________

               Willard S. Bashan
        Name:______________________________________

               President
        Title:_____________________________________




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




                                   Schedule A
                                   ----------


The following is a list of separate accounts and contract forms for which one or more portfolios of CIGNA Variable Products Group are to be made available by Connecticut General Life Insurance Company:


                                        Policy Form Numbers of Contracts
Name of Separate Account                    Funded By Separate Account
-----------------------                     ----------------------------

CG Variable Life Insurance      XX605481 - Group Flexible Premium Variable Life
Separate Account A              Insurance Policy, - Nonpar
established May 22, 1995

CG Variable Life Insurance      LN605, LN615 and state variations thereof
Separate Account II,
established July 6, 1994

CG Corporate Insurance          LN620, together with riders, and state variation
Variable Life Insurance         thereof
Account 02, established
February 23, 1996

CG Variable Life Insurance      LN601, together with riders, and state variation
Separate Account FE,            thereof
established March 21, 1997

CG Variable Annuity Separate    AN425, AN426, together with riders, and state
Account II, established         variation thereof
January 25, 1994

CG Variable Annuity Account I
established March 12, 1968

CG Variable Annuity Account II
established March 12, 1968

Connecticut General Life        LN604, together with riders, and state variation
Insurance Company               thereof
Private Placement Variable
Universal Life
Separate Account PG
established November 25, 1998




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